UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2012

Harmonic Energy, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	26-0164981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3rd Floor, 207 Regent Street, London, United Kingdom, W1B 3HH (Address of principal executive offices)

+44 (0) 207-617-7300
(Issuer’s telephone number)

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On May 22, 2012, our board of directors approved an Employment Agreement with our President and CEO, Jamie Mann. The Agreement is for a term of one (1) commencing retroactively effective December 20, 2011. Mr. Mann shall be paid a salary of $60,000 per year to be paid in equal monthly installments of $5,000 per month and is entitled to 4 weeks of annual vacation time at a time or times to be approved by the board of directors. The Agreement may be terminated for cause, in which case no additional compensation will be paid. If the Agreement is terminated without cause, 3 month’s pay in lieu of notice will be paid. Under the Agreement, Mr. Mann will devote the substantial whole of his working to service as our CEO, President, and a Director, with his duties to include, without limitation:

(a) the development, direction, co-ordination and monitoring of the fundamental policies, strategic goals, priorities and targets of the Employer and its subsidiaries in keeping with their corporate objectives including management and supervision over and director of the operations of the Employer and its subsidiaries and all officers and other Employees of the Employer and its subsidiaries. The Employee shall have responsibility for and authority to conduct the day- to-day operations of the Employer and its subsidiaries;

(b) general administration;

(c) overseeing accounting and personal management for the Employer and its subsidiaries;

(d) fundraising; and

(e) generally using his best efforts to promote the interests and goodwill of the Employer's business.

The foregoing is a description of the material terms of the Employment Agreement and not a complete recitation of its provisions. The Agreement should be consulted for additional information.

Also on May 22, 2012, our board of directors approved a Consulting Agreement with Seahorse Investments, Ltd., a Marshall Islands corporation (“Seahorse”). Under the Agreement, Seahorse will provide us with assistance in the raising of capital, business development, and corporate organization, and other services as more specifically defined in the Agreement. The term of the Agreement is 1 year commencing on March 1, 2012, subject to an automatic six month extension commencing March 1, 2013. Seahorse will be compensated with $15,000 per month. In addition, Seahorse will earn the following success fees upon successful capital raises: 10% for the first $300,000; 7.5% from 301,000 to $1 .0M; and 5% from $1.0M and over. Seahorse will also be entitled to participate in issuances of warrants under any option plan.

The foregoing is a description of the material terms of the Consulting Agreement and not a complete recitation of its provisions. The Agreement should be consulted for additional information.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Employment Agreement – Jamie Mann
10.2	Consulting Agreement – Seahorse Investments, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harmonic Energy, Inc.

/s/ Jamie Mann

Jamie Mann

Chief Executive Officer

Date: May 23, 2012

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